UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	November 14, 2011

Kenexa Corporation (Exact Name of Issuer as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation or Organization)	000-51358 (Commission File Number)	23-3024013 (I.R.S. Employer Identification Number)

650 East Swedesford Road, Wayne, Pennsylvania (Address of Principal Executive Offices)	19087 (Zip Code)

(610) 971-9171 (Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 14, 2011, Kenexa Corporation, a Pennsylvania corporation (“KNXA”) issued a press release announcing that it had completed the acquisition of the Batrus Hollweg (BHI), based in Frisco, Texas.  The acquisition was completed pursuant to a Stock Purchase Agreement for a purchase price of approximately $11.5 million in cash, net of certain working capital and other post-closing price adjustments.  The agreement also contains an earnout provision.  Kenexa funded the acquisition from available cash.  BHI generated approximately $5.0 million in non-GAPP revenue through September 2011.  Kenexa is projecting approximately $600K to $700K in non-GAPP revenue and breakeven results from operating income in the fourth quarter from the acquisition of BHI.  The acquisition of BHI will add to Kenexa’s existing research and content portfolio and provide content in the hospitality space.

A copy of Kenexa’s press release announcing the acquisition is attached hereto as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits

    (c)   Exhibits.

    The following exhibit is furnished with this report on Form 8-K:

Exhibit No.	Description

99.1	Press Release, entitled “Kenexa Announces Acquisition of Batrus Hollweg,” issued by the company on November 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENEXA CORPORATION

Date: November 14, 2011	By:	/s/ Donald F. Volk
Donald F. Volk
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, entitled “Kenexa Announces Acquisition of Batrus Hollweg,” issued by the company on November 14, 2011.